Exhibit 10.1

FORM OF SUBI SALE AGREEMENT

dated as of [ ], [ ]

between

PORSCHE FUNDING LIMITED PARTNERSHIP,

as Seller

and

PORSCHE AUTO FUNDING LLC,

as Buyer

Schedule I	Representations and Warranties with Respect to Units

Schedule II	Perfection Representations, Warranties and Covenants

Schedule III	Notice of Addressees

Appendix A	Definitions

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SUBI SALE AGREEMENT

THIS SUBI SALE AGREEMENT is made and entered into as of [ ], [ ] (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) by PORSCHE FUNDING LIMITED PARTNERSHIP, a Delaware limited partnership (the “Seller”), and PORSCHE AUTO FUNDING LLC, a Delaware limited liability company (the “Buyer”).

WITNESSETH:

WHEREAS, Porsche Leasing Ltd. is a Delaware statutory trust (the “Origination Trust”) formed and operated pursuant to that certain Amended and Restated Trust Agreement dated as of November 14, 1997 (as amended by the UTI Assignment and Origination Trust Document Amendment, dated as of July 31, 2000, and as further amended, restated, supplemented or modified and in effect from time to time, the “Origination Trust Agreement”) for the purpose, among other things, of acquiring title to Units;

WHEREAS, on the date hereof, the Seller, as owner of the entire undivided interest in the Origination Trust (the “UTI Portfolio”), and Wilmington Trust Company, as Trustee (the “Origination Trustee”), are entering into that certain Transaction SUBI Supplement 20[ ]-[ ] to Origination Trust Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Transaction SUBI Supplement”) to create a special unit of beneficial interest (the “Transaction SUBI”); and

WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to acquire, the Seller’s entire beneficial ownership interest in (A) the Units allocated to the Transaction SUBI (the “Transaction SUBI Portfolio”) and (B) the certificate issued as evidence thereof (the “Transaction SUBI Certificate”);

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that are applicable herein.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection,

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clause or other subdivision of such Section or definition; (d) the term “including” and all variations thereof means “including without limitation”; (e) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (f) references to any Person include that Person’s successors and assigns; (g) unless the context otherwise requires, defined terms shall be equally applicable to both the singular and plural forms; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

PURCHASE AND CONTRIBUTION

SECTION 2.1 Agreement to Sell and Contribute. On the terms and subject to the conditions set forth in this Agreement, on the date hereof, the Seller hereby irrevocably transfers, assigns, sets over, sells and otherwise conveys to the Buyer, and the Buyer hereby purchases from the Seller, all of the Seller’s right, title and interest in, to and under Transaction SUBI Certificate, the Transaction SUBI and all Collections received thereunder after the close of business on the Cut-Off Date (collectively, the “Purchased Assets”). Concurrently herewith, pursuant to the Transaction SUBI Supplement, the Seller shall direct the Origination Trustee and the Servicer to identify from the Origination Trust Assets allocable to the UTI Portfolio, and to allocate to the Transaction SUBI Portfolio represented by the Transaction SUBI Certificate, the Transaction SUBI Assets identified in Section 11.1 of the Transaction SUBI Supplement.

SECTION 2.2 Consideration and Payment. In consideration of the transfer of the Purchased Assets to the Buyer pursuant to Section 2.1 on the Closing Date, the Buyer shall pay to the Seller on the Closing Date the SUBI Allocation Price with respect thereto by (i) the amount received by the Buyer from the Initial Purchasers in connection with the purchase of the Notes less the Initial Reserve Account Deposit Amount, (ii) delivery to the Seller of a promissory note and (iii) if the SUBI Allocation Price exceeds the amount of any cash payment for the account of the Seller on such day pursuant to clause (i) or the amount of the promissory note delivered pursuant to clause (ii), such excess shall automatically be considered to have been contributed to the Buyer by the Seller as a capital contribution.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties of the Seller. The Seller makes the following representations and warranties as of the Closing Date on which the Buyer will be deemed to have relied in acquiring the Purchased Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Purchased Assets to the Issuer pursuant to the SUBI Transfer Agreement and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a)  Existence and Power. The Seller is a limited partnership and the Origination Trust is a statutory trust, in each case, validly existing and in good standing under the laws of its state of organization, and each of the Seller and the Origination Trust has, in all material respects, all power

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and authority required to carry on its business as it is now conducted. Each of the Seller and the Origination Trust has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Seller or the Origination Trust, respectively, to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Transaction Units or any other part of the Purchased Assets.

(b)  Authorization and No Contravention. The execution, delivery and performance by each of the Seller and the Origination Trust of each Transaction Document to which it is a party (i) have been duly authorized by all necessary limited partnership or statutory trust action and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller’s ability to perform its obligations under, the Transaction Documents).

(c)  No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Seller or the Origination Trust of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Transaction Units or any other part of the Purchased Assets or would not materially and adversely affect the ability of the Seller or the Origination Trust to perform its obligations under the Transaction Documents.

(d)  Binding Effect. Each Transaction Document to which the Seller or the Origination Trust is a party constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of limited partnerships from time to time in effect or by general principles of equity.

(e)  Lien Filings. The Seller is not aware of any material judgment, ERISA or tax lien filings against the Seller.

(f)  No Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any of the other Transaction Documents or the collectibility or enforceability of the Transaction Units, or (iv) relate to the Seller that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

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(g)  Security Interests. The Seller has not authorized the filing of any financing statements against the Seller that include a description of collateral covering any portion of the Purchased Assets other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Purchased Assets hereunder, will be terminated, amended or released. This Agreement creates a valid and continuing security interest in the Purchased Assets (other than the Related Security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement) in favor of the Buyer which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from the Seller.

(h)  Creation, Perfection and Priority of Security Interests. The representations and warranties regarding creation, perfection and priority of security interests in the Purchased Assets, which are attached to this Agreement as Schedule II, are true and correct in all material respects to the extent that they are applicable.

SECTION 3.2 Representations and Warranties of Seller regarding the Purchased Assets. On the date hereof, the Seller hereby makes the representations and warranties set forth on Schedule I to the Buyer as to each Unit. Such representations and warranties shall survive the sale of the Purchased Assets to the Issuer under the SUBI Transfer Agreement, and the Grant of the Purchased Assets by the Issuer to the Indenture Trustee pursuant to the Indenture. The Seller hereby agrees that the Issuer shall have the right to enforce any and all rights assigned to the Issuer under the SUBI Transfer Agreement, including the right to cause the Seller to reallocate any Transaction Unit with respect to which it is in breach of the representations and warranties set forth in Schedule I directly against the Seller as though the Issuer were a party to this Agreement, and the Issuer shall not be obligated to exercise any such rights indirectly through the Buyer. Any inaccuracy of any such representations or warranties will be deemed not to constitute a breach of such representation or warranty if such inaccuracy does not affect the ability of the Issuer to receive and retain payment in full on such Transaction Unit.

SECTION 3.3 Reallocation upon Breach. Upon discovery by or written notice to a Responsible Officer of the Buyer or the Seller of a breach of any representation and warranty set forth in Section 3.2 with respect to any Transaction Unit at the time such representation and warranty was made which materially and adversely affects the interests of the Issuer or the Noteholders in such Transaction Unit, the party discovering such breach or receiving such notice shall give prompt written notice thereof to the other party; provided, that delivery of a Servicer’s Certificate which identifies that Transaction Units are being or have been reallocated shall be deemed to constitute prompt notice by the Seller and the Buyer of such breach; provided, further, that the Indenture Trustee and the Owner Trustee will be deemed to have knowledge of such breach only if a Responsible Officer of the Indenture Trustee or Owner Trustee, as applicable, has actual knowledge thereof, including without limitation upon receipt of written notice; provided, further, that the failure to give such notice shall not affect any obligation of the Seller hereunder. If the breach materially and adversely affects the interests of the Buyer, the Issuer or the Noteholders in such Transaction Unit, then the Seller shall either (a) correct or cure such breach or (b) direct the Origination Trustee and the Servicer to reallocate the non-compliant Transaction Unit from the Transaction SUBI to the UTI (or an Other SUBI designated by the Seller), in either case on or before the Payment Date following the end of the Collection Period which includes the 60th day

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(or, if the Seller elects, an earlier date) after the date the Seller became aware or was notified of such breach. Any such breach or failure will be deemed not to materially and adversely affect the interests of the Issuer or the Noteholders if such breach or failure has not affected the ability of the Buyer (or its assignee) to receive and retain payment in full of the aggregate Securitization Value on such Transaction Unit. Any such reallocation by the Seller shall be at a price equal to the related Reallocation Amount. In consideration for such reallocation, the Seller shall make (or shall cause to be made) a payment to the Buyer (or its assignee) equal to the Reallocation Amount by depositing such amount into the Collection Account prior to noon, New York City time, on such date of reallocation (or, if the Seller elects, an earlier date). Upon payment of such Reallocation Amount by the Seller, the Buyer (or its assignee) shall release and shall execute and deliver such instruments of release, transfer, reallocation or assignment, in each case without recourse or representation, as may be reasonably requested by the Seller to evidence such release, transfer, reallocation or assignment. It is understood and agreed that the obligation of the Seller to reallocate any Transaction Unit and pay the related Reallocation Amount as described above shall constitute the sole remedy with respect to such breach available to the Buyer (or its assignee).

SECTION 3.4 Protection of Title.

(a)  The Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation and other financing statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Buyer under this Agreement in the Purchased Assets, to the extent that the interest of the Buyer therein can be perfected by the filing of a financing statement. Seller shall deliver (or cause to be delivered) to the Buyer file-stamped copies of, or filing receipts for, any document filed as provided above.

(b)  The Seller shall notify the Buyer in writing within ten (10) days following the occurrence of (i) any change in the Seller’s organizational structure as a limited partnership, (ii) any change in the Seller’s “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) and (iii) any change in the Seller’s name. The Seller shall take all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary to amend all previously filed financing statements or continuation statements described in clause (a) above.

SECTION 3.5 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Seller shall not sell, pledge, assign or transfer the Transaction SUBI or the Transaction SUBI Certificate to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and the Seller shall defend the right, title and interest of the Buyer (or any subsequent assignee of the Buyer) in, to and under the Transaction SUBI against all claims of third parties claiming through or under the Seller.

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ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Transfers Intended as Sales; Security Interest.

(a)  Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments, conveyances and contributions without recourse rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. The sale, transfer, assignment, conveyance and contribution of the Transaction SUBI and the Transaction SUBI Certificate shall be reflected on the Seller’s balance sheet and other financial statements as a sale and contribution of assets by the Seller. The sales and contributions by the Seller of the Transaction SUBI and the Transaction SUBI Certificate and the beneficial interest in the Units allocated thereto hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of underlying indebtedness.

(b)  Notwithstanding the foregoing, in the event that the Transaction SUBI, the Transaction SUBI Certificate and the other Purchased Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Transaction SUBI, the Transaction SUBI Certificate and the other Purchased Assets, then it is intended that:

(i)  this Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii)  the conveyance provided for in Section 2.1 shall be deemed to be a grant of, and the Seller hereby grants to the Buyer, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Transaction SUBI, the Transaction SUBI Certificate and the other Purchased Assets, to secure the performance of the obligations of the Seller hereunder;

(iii)  the possession by the Buyer or its agent of the Transaction SUBI Certificate shall be deemed to be “possession by the secured party” or possession by the purchaser or a Person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv)  notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Buyer for the purpose of perfecting such security interest under applicable law.

SECTION 4.2 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States

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mail, postage prepaid, hand delivery, prepaid courier service or by electronic transmission and addressed in each case as specified on Schedule III hereto, or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time and in the manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 4.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.4 Headings. The article and section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.5 Separate Counterparts. This Agreement may be executed in any number of counterparts, including in counterparts executed via electronic signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 4.6 Amendment.

(a)  Any term or provision of this Agreement (including Appendix A) may be amended by the Seller and the Buyer without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)  the Seller or the Buyer delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders;

(ii)  the Seller or the Buyer delivers an Officer’s Certificate of the Seller or the Buyer, respectively, to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(iii)  the Rating Agency Condition is satisfied with respect to such amendment and the Seller or the Buyer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

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(b)  This Agreement (including Appendix A) may also be amended from time to time by the Seller and the Buyer, with the consent of the Holders of Notes evidencing not less than a majority of the aggregate principal amount of the Outstanding Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, that no amendment to this Agreement shall (i) reduce the interest rate or principal amount of any Note or change or delay the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note or (ii) reduce the percentage of the aggregate Note Balance of the Outstanding Notes, the consent of which is required to consent to any matter without the consent of the Holders of at least the percentage of the Note Balance which were required to consent to such matter before giving effect to such amendment. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c)  Any term or provision of this Agreement (including Appendix A) may also be amended from time to time by the Seller and the Buyer, for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the Notes or the Certificates, without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person; provided, however, that the Seller and the Buyer shall provide written notification of the substance of such amendment to the Indenture Trustee, the Issuer and the Owner Trustee and promptly after the execution of any such amendment, the Seller and the Buyer shall furnish a copy of such amendment to the Indenture Trustee, the Issuer and the Owner Trustee.

(d)  Prior to the execution of any such amendment, the Buyer shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment, the Buyer shall furnish a copy of such amendment to each Rating Agency and the Indenture Trustee.

(e)  Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement without the prior written consent of such person.

(f)  Notwithstanding anything under this Section 4.6 of this Agreement or in any other Transaction Document to the contrary, this Agreement (including Appendix A) may be amended by the Seller and the Buyer without the consent of the Servicer, the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person and without satisfying any other provision in this Section 4.6 or any other Transaction Document solely in connection with any

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[SOFR][Insert Other Benchmark Rate] Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrator; provided, that the Issuer has delivered notice of such amendment to the Rating Agencies on or prior to the date such amendment is executed; provided, further, that any such [SOFR][Insert Other Benchmark Rate] Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes shall not affect the Owner Trustee’s or Indenture Trustee’s rights, indemnities or obligations without the Owner Trustee or Indenture Trustee’s consent, respectively. For the avoidance of doubt, any [SOFR][Insert Other Benchmark Rate] Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to this Agreement may be retroactive (including retroactive to the Benchmark Replacement Date) and this Agreement may be amended more than once in connection with any [SOFR][Insert Other Benchmark Rate] Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

SECTION 4.7 Waivers. No failure or delay on the part of the Buyer, the Servicer, the Seller, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Buyer or the Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the Seller shall not be liable for any failure or delay in the performance of its obligations or the taking of any action hereunder or under any other Transaction Document (and such failure or delay shall not constitute a breach of any Transaction Document) if such failure or delay arises from compliance by Seller with any law or court order, the direction of a regulatory authority or regulatory guidance.

SECTION 4.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties hereto.

SECTION 4.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 4.10 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer and the Seller and their respective successors and permitted assigns. The Seller may not assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, except as provided in Section 3.11 or as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the

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parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 4.11 Acknowledgment and Agreement. By execution below, the Seller expressly acknowledges and consents to the sale of the Transaction SUBI, the Transaction SUBI Certificate and the other Purchased Assets and the assignment of all rights and obligations of the Seller related thereto by the Buyer to the Issuer pursuant to the SUBI Transfer Agreement and the mortgage, pledge, assignment and grant of a security interest in the Transaction SUBI, the Transaction SUBI Certificate and the other Purchased Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Seller hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Buyer under this Agreement.

SECTION 4.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.13 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

SECTION 4.14 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)  submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)  consents that any such action or proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

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(c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2 of this Agreement;

(d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)  to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 4.15 Each SUBI Separate; Assignees of SUBI.  Each party hereto acknowledges and agrees (and each holder or pledgee of the Transaction SUBI Certificate, by virtue of its acceptance of such Transaction SUBI Certificate or pledge thereof, acknowledges and agrees) that (a) the Transaction SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Transaction SUBI or the Transaction SUBI Portfolio shall be enforceable against the Transaction SUBI Portfolio only, and not against any Other SUBI Assets or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other SUBI, any Other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such Other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against the Transaction SUBI or any Transaction SUBI Assets, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any SUBI (other than the Transaction SUBI) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Transaction SUBI in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Transaction SUBI or the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any Other SUBI or any Other SUBI Assets and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any Other SUBI or any Other SUBI Assets other than the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the Transaction SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Transaction SUBI or the Transaction SUBI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) satisfy any other transfer restrictions expressly set forth in the Origination Trust Agreement. Each party hereto agrees for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate, to release all claims to the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio.

SECTION 4.16 Electronic Signatures and Transmission.

11	SUBI Sale Agreement PILOT 20[ ]-[ ]

(a)  For purposes of this Agreement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by electronic transmission. The term “electronic signature” shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto agrees that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign Act, UETA or any applicable state law. Each of the parties hereto are authorized to accept written instructions, directions, reports, notices or other communications delivered by electronic transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and none of the parties hereto shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information delivered to such party, including, without limitation, the risk of such party acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b)  Any requirement in this Agreement that a document, including this Agreement, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit electronic signature and shall not be deemed to prohibit delivery thereof by electronic transmission.

SECTION 4.17 Merger or Consolidation. Any entity into which Seller may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole or any entity resulting from any merger, sale, transfer, conversion or consolidation to which Seller shall be a party, or any entity succeeding to the business of Seller, shall be the successor to Seller under this Agreement, in each case, without the execution or filing of any additional paper or any further act on the part of any of the parties hereto. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

[Signature Pages Follow]

12	SUBI Sale Agreement PILOT 20[ ]-[ ]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PORSCHE FUNDING LIMITED PARTNERSHIP

By:	PORSCHE FINANCIAL SERVICES, INC.,
its General Partner

By:
Name:
Title:

By:
Name:
Title:

S-1	SUBI Sale Agreement PILOT 20[ ]-[ ]

PORSCHE AUTO FUNDING LLC

By:
Name:
Title:

By:
Name:
Title:

S-2	SUBI Sale Agreement PILOT 20[ ]-[ ]

SCHEDULE I

REPRESENTATIONS AND WARRANTIES

WITH RESPECT TO UNITS

1.  Ownership of the Transaction Units.

(a)  As of the Cut-Off Date, good and valid ownership of each Transaction Unit will be validly and effectively vested in the Origination Trust, free and clear of all Liens, except for Permitted Liens (and no Liens, other than a Lien of the type described in clause (1)(f) of the definition of Permitted Liens, shall be noted on the certificate of title for any Vehicle included in any such Transaction Unit).

(b)  As of the Closing Date, good and valid ownership of the beneficial interest in each Transaction Unit will be validly and effectively conveyed to, and vested in the Buyer, free and clear of all Liens, except for Permitted Liens.

2.  Event of Loss. According to the Servicer’s electronic records on the Cut-Off Date, no Vehicle included in any Transaction Unit was subject to an event which would constitute an Event of Loss.

3.  Eligible Units. As of the Cut-Off Date, each Transaction Unit included in the Transaction SUBI Portfolio was an Eligible Unit.

4.  Amortization of Leases. The Lease included in each Transaction Unit was written on a constant yield basis and provides for substantially equal monthly payments (unless the Lease is a single payment Lease), such that, at the end of the lease term, the capitalized cost has been amortized to an amount equal to the Contractual Residual Value of the related Vehicle.

5.  Valid Assignment. No Transaction Lease was originated in, or is subject to the laws of, any jurisdiction under which the transfer and assignment of a beneficial interest in such Transaction Lease or the related Transaction Vehicle pursuant to a transfer of the Transaction SUBI Certificate or the Transaction SUBI or any other transaction contemplated hereunder to occur on or about the Closing Date, is unlawful, void or voidable. No Transaction Vehicle is subject to the laws of any jurisdiction under which the transfer and assignment of a beneficial interest in such Transaction Vehicle pursuant to a transfer of the Transaction SUBI Certificate or the Transaction SUBI, or any other transaction contemplated hereunder to occur on or about the Closing Date, is unlawful, void or voidable.

I-1	SUBI Sale Agreement PILOT 20[ ]-[ ]

SCHEDULE II

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the SUBI Sale Agreement, the Seller hereby represents, warrants, and covenants to the Buyer as follows on the Closing Date:

General

1.  The SUBI Sale Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Transaction SUBI Certificate in favor of the Buyer, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Seller.

2.  The Transaction SUBI Certificate constitutes a “general intangible,” “instrument,” “certificated security,” or “tangible chattel paper,” within the meaning of the applicable UCC.

Creation

3.  Immediately prior to the sale, transfer, assignment and conveyance of the Transaction SUBI Certificate by the Seller to the Buyer, the Seller owned and had good and marketable title to the Transaction SUBI Certificate free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

4.  The Seller has received all consents and approvals to the sale of the Transaction SUBI Certificate hereunder to the Buyer required by the terms of the Transaction SUBI Certificate to the extent that it constitutes an instrument or a payment intangible.

5.  The Seller has received all consents and approvals required by the terms of the Transaction SUBI Certificate, to the extent that it constitutes a securities entitlement, certificated security or uncertificated security, to the transfer to the Buyer of its interest and rights in the Transaction SUBI Certificate hereunder.

Perfection

6.  The Seller has caused or will have caused, within ten (10) days after the effective date of the SUBI Sale Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Transaction SUBI Certificate from the Seller to the Buyer and the security interest in the Transaction SUBI Certificate granted to the Buyer hereunder.

II-1	SUBI Sale Agreement PILOT 20[ ]-[ ]

7.  To the extent that the Transaction SUBI Certificate constitutes an instrument or tangible chattel paper, all original executed copies of each such instrument or tangible chattel paper have been delivered to the Buyer.

8.  Other than the transfer of the Transaction SUBI Certificate from the Seller to the Buyer under the SUBI Sale Agreement and from the Buyer to the Issuer under the SUBI Transfer Agreement and the security interest granted to the Indenture Trustee pursuant to the Indenture, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Transaction SUBI Certificate. The Seller has not authorized the filing of, nor is aware of, any financing statements against the Seller that include a description of collateral covering the Transaction SUBI Certificate other than any financing statement relating to any security interest granted pursuant to the Transaction Documents or that has been terminated.

9.  No instrument or tangible chattel paper that constitutes or evidences the Transaction SUBI Certificate has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

Survival of Perfection Representations

10.  Notwithstanding any other provision of the SUBI Sale Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule II shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

II-2	SUBI Sale Agreement PILOT 20[ ]-[ ]

SCHEDULE III

NOTICE ADDRESSES

If to the Issuer:

[ ]

with copies to the Administrator and the Indenture Trustee

If to the Indenture Trustee:

[ ]

If to the Owner Trustee:

[ ]

If to the Origination Trustee:

[ ]

If to PFLP or the Seller:

Porsche Funding Limited Partnership

One Porsche Drive

Atlanta, Georgia 30354

Attention: [Treasurer]

With a copy to:

Porsche Auto Funding LLC

One Porsche Drive

Atlanta, Georgia 30354

Attention: [General Counsel]

If to the Transferor:

Porsche Auto Funding LLC

One Porsche Drive

Atlanta, Georgia 30354

Attention: [Treasurer]

III-1	SUBI Sale Agreement PILOT 20[ ]-[ ]

If to PFS, the Servicer or the Administrator:

Porsche Financial Services, Inc.

One Porsche Drive

Atlanta, Georgia 30354

Attention: [Treasurer]

With a copy to:

Porsche Auto Funding LLC

One Porsche Drive

Atlanta, Georgia 30354

Attention: [General Counsel]

If to the Asset Representations Reviewer:

[ ]

If to [Rating Agency]:

[ ]

If to [Rating Agency]:

[ ]

III-2	SUBI Sale Agreement PILOT 20[ ]-[ ]

APPENDIX A

DEFINITIONS

The following terms have the meanings set forth, or referred to, below:

“60-Day Delinquent Leases” means, as of any date of determination, all Leases (other than Reallocated Leases and Defaulted Leases) that are sixty (60) or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the Servicer’s Customary Servicing Practices.

“Accrued [Class A] Note Interest” means, with respect to any Payment Date, the sum of the [Class A] Noteholders’ Monthly Accrued Interest for such Payment Date and the [Class A] Noteholders’ Interest Carryover Shortfall for such Payment Date.

[“Accrued Class B Note Interest” means, with respect to any Payment Date, the sum of the Class B Noteholders’ Monthly Accrued Interest for such Payment Date and the Class B Noteholders’ Interest Carryover Shortfall for such Payment Date.]

“Act” has the meaning set forth in Section 11.3(a) of the Indenture.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuer and the Indenture Trustee, as the same may be amended, restated, modified or supplemented from time to time.

“Administrator” means PFS, or any successor Administrator under the Administration Agreement.

“Advance” has the meaning set forth in Section 8.5 of the Transaction SUBI Servicing Supplement.

“Affiliate” means, for any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person and “affiliated” has a meaning correlative to the foregoing. For purposes of this definition, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person.

“ALG at Inception” means, with respect to any Lease, a residual value estimate for a typical lease contract term, as defined in the Customary Servicing Practices, produced by Automotive Lease Guide either at the time the related Lease was originated or the first available residual value estimate produced by Automotive Lease Guide after the related lease was originated, giving only partial credit or no credit to those options that add little or no value to the resale price of the related vehicle.

“ALG Mark to Market Residual” means, for any Vehicle, the residual value estimate for the relevant model and year of such Vehicle, the contractual mileage and the expiration date of the related Lease, giving only partial credit or no credit to those options that add little or no value to the resale price of the Vehicle, as published in the Automotive Lease Guide as of [●].

1	Definitions (PILOT 20[ ]-[ ])

“Allocation Price” means, with respect to any Unit, an amount equal to 100% of the Securitization Value thereof as of the close of business on the Cut-Off Date.

“Anti-Money Laundering Laws” has the meaning set forth in Section 11.13(a) of the Trust Agreement.

“Applicable KYC Laws” has the meaning set forth in Section 11.13(b) of the Trust Agreement.

“Applicable Tax State” means, as of any date, each State as to which any of the following is then applicable: (a) the State in which the Issuer is located and (b) the State of Georgia.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the date hereof, among the Issuer, PFS and the Asset Representations Reviewer.

“Asset Representations Reviewer” means [     ], a [     ], or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

“Asset Review” has the meaning assigned to such term in the Asset Representations Review Agreement.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.

“Authorized Newspaper” means a newspaper of general circulation in the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Authorized Officer” means (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date or (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (b) with respect to the Owner Trustee, the Indenture Trustee[, the Securities Intermediary] and the Servicer, any officer of the Owner Trustee, the Indenture Trustee[, the Securities Intermediary] or the Servicer, as applicable, who is authorized to act for the Owner Trustee, the Indenture Trustee[, the Securities Intermediary] or the Servicer, as applicable, in matters relating to the Owner Trustee, the Indenture Trustee[, the Securities Intermediary] or the Servicer and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee, the Indenture Trustee[, the Securities Intermediary] and the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, for any Payment Date and the related Collection Period, if any, an amount equal to the sum of the following amounts: (i) all Collections identified by the Servicer

2	Definitions (PILOT 20[ ]-[ ])

during such Collection Period (other than the Payaheads not yet due as of the end of such Collection Period), (ii) any amounts paid with respect to such Payment Date by PFS to the Issuer in accordance with Sections 8.12 and 8.14 of the Transaction SUBI Servicing Supplement, (iii) any amounts paid with respect to such Payment Date by PFLP to the Issuer in accordance with Section 3.3 of the SUBI Sale Agreement, (iv) all amounts on deposit in the Collection Account in connection with the redemption of the Notes on the Redemption Date, (v) any Advances made by the Servicer in connection with such Payment Date and (vi) all Investment Earnings (if any) on amounts on deposit in the Collection Account and the Reserve Account for the related Collection Period.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

“Bankruptcy Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of more than ninety (90) consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Bankruptcy Remote Party” means any of the Transferor, the Issuer, the Origination Trust or any Special Purpose Entity (and the general partner of any Special Purpose Entity that is a partnership, or the managing member of any Special Purpose Entity that is a limited liability company) that holds a beneficial interest in the Origination Trust.

“Base Residual Value” means, for each Vehicle related to an Included Unit, the lowest of (a) the ALG at Inception of the related Vehicle, (b) the ALG Mark to Market Residual of the related Vehicle and (c) the Contractual Residual Value of the related Vehicle.

[“Benchmark” means, initially, the [SOFR Rate][Insert Other Benchmark Rate]; provided that if the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the [SOFR Rate][Insert Other Benchmark Rate] or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.]

[“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

3	Definitions (PILOT 20[ ]-[ ])

(1) the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of (a) the alternate rate of interest that has been selected by the Administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.]

[“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.]

[“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator determines is reasonably necessary).]

[“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information

4	Definitions (PILOT 20[ ]-[ ])

referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.]

[“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.]

“Benefit Plan” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Code or (iii) any entity or account deemed to hold the “plan assets” of any of the foregoing.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Georgia or New York, or in the state in which the Corporate

5	Definitions (PILOT 20[ ]-[ ])

Trust Office of the Indenture Trustee[, the Securities Intermediary] or the Owner Trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

[“Calculation Agent” means, initially, [_______] and its successors in interest and any successor calculation agent.]

“Casualty” means, with respect to any Transaction Unit, that the Servicer has actual knowledge that the Vehicle included in such Unit (a) shall have suffered damage or destruction resulting in an insurance settlement on the basis of an actual, constructive or compromised total loss, (b) shall have suffered destruction or damage beyond repair, (c) shall have suffered damage that makes repairs uneconomic or (d) shall have suffered destruction, damage, theft, loss or disappearance that, in accordance with Customary Servicing Practices, results in a termination of the related Lease.

“Certificate” means a certificate evidencing the beneficial interest of the Certificateholders in the Issuer, substantially in the form of Exhibit A to the Trust Agreement.

“Certificate Register” shall have the meaning set forth in Section 3.4 of the Trust Agreement.

“Certificateholder” means initially, [_______], and any other Holder of a Certificate, as reflected in the Certificate Register.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2[a] Notes, [the Class A-2b Notes], the Class A-3 Notes [and] the Class A-4 Notes [and the Class B Notes].

“Class A Note Balance” means, at any time, the sum of the Class A-1 Note Balance, the Class A-2[a] Note Balance, [the Class A-2b Note Balance,] the Class A-3 Note Balance and the Class A-4 Note Balance at such time.

“Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of (A) the sum of (i) the Class A Noteholders’ Monthly Accrued Interest for the preceding Payment Date and (ii) any Class A Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over (B) the amount in respect of interest that was actually paid to Noteholders of Class A Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A Notes on such preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by such Class A Notes for the related Interest Period.

“Class A Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2[a] Notes, [the Class A-2b Notes], the Class A-3 Notes and the Class A-4 Notes at the respective Interest Rate for such Class on the Note Balance of the Notes of each such Class on the Closing Date, with respect to the first Payment Date, and on the immediately preceding Payment Date, after giving effect to all payments of principal to the Noteholders of the Notes of such Class on or prior to such preceding Payment Date, with respect to each subsequent Payment Date.

6	Definitions (PILOT 20[ ]-[ ])

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Final Scheduled Payment Date” means the Payment Date occurring in [ ].

“Class A-1 Interest Rate” means [ ]% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360-day year).

“Class A-1 Note Balance” means, at any time, the Initial Class A-1 Note Balance reduced by all payments of principal made prior to such time on the Class A-1 Notes.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered on the Note Register.

“Class A-1 Notes” means the Class of auto lease asset backed notes designated as Class A-1 Notes, issued in accordance with the Indenture.

[“Class A-2 Notes” means, collectively, the Class A-2[a] Notes[ and the Class A-2b Notes].]

“Class A-2[a] Final Scheduled Payment Date” means the Payment Date occurring in [ ].

“Class A-2[a] Interest Rate” means [ ]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-2[a] Note Balance” means, at any time, the Initial Class A-2[a] Note Balance reduced by all payments of principal made prior to such time on the Class A-2[a] Notes.

“Class A-2[a] Noteholder” means the Person in whose name a Class A-2[a] Note is registered on the Note Register.

“Class A-2[a] Notes” means the Class of auto lease asset backed notes designated as Class A-2[a] Notes, issued in accordance with the Indenture.

[“Class A-2b Final Scheduled Payment Date” means the Payment Date occurring in [ ].]

[“Class A-2b Interest Rate” means [SOFR Rate][Insert Other Benchmark Rate] + [ ]% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360-day year); provided, however, that, for any Interest Period for which the sum of [SOFR Rate][Insert Other Benchmark Rate] + [ ]% is less than [ ]%, the Class A-2b Interest Rate shall be deemed to be [ ]%.]

[“Class A-2b Note Balance” means, at any time, the Initial Class A-2b Note Balance reduced by all payments of principal made prior to such time on the Class A-2b Notes.]

[“Class A-2b Noteholder” means the Person in whose name a Class A-2b Note is registered on the Note Register.]

7	Definitions (PILOT 20[ ]-[ ])

[“Class A-2b Notes” means the Class of auto lease asset backed notes designated as Class A-2b Notes, issued in accordance with the Indenture.]

“Class A-3 Final Scheduled Payment Date” means the Payment Date occurring in [ ].

“Class A-3 Interest Rate” means [ ]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-3 Note Balance” means, at any time, the Initial Class A-3 Note Balance reduced by all payments of principal made prior to such time on the Class A-3 Notes.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered on the Note Register.

“Class A-3 Notes” means the Class of auto lease asset backed notes designated as Class A-3 Notes, issued in accordance with the Indenture.

“Class A-4 Final Scheduled Payment Date” means the Payment Date occurring in [ ].

“Class A-4 Interest Rate” means [ ]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-4 Note Balance” means, at any time, the Initial Class A-4 Note Balance reduced by all payments of principal made prior to such time on the Class A-4 Notes.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered on the Note Register.

“Class A-4 Notes” means the Class of auto lease asset backed notes designated as Class A-4 Notes, issued in accordance with the Indenture.

[“Class B Final Scheduled Payment Date” means the Payment Date occurring in [ ].]

[“Class B Interest Rate” means [ ]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).]

[“Class B Note Balance” means, at any time, the Initial Class B Note Balance reduced by all payments of principal made prior to such time on the Class B Notes.]

[“Class B Noteholder” means the Person in whose name a Class B Note is registered on the Note Register.]

[“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of (A) the sum of (i) the Class B Noteholders’ Monthly Accrued Interest for the preceding Payment Date and (ii) any Class B Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over (B) the amount in respect of interest that was actually paid to Noteholders of Class B Notes on such preceding Payment Date, plus interest on the amount of

8	Definitions (PILOT 20[ ]-[ ])

interest due but not paid to Noteholders of Class B Notes on such preceding Payment Date, to the extent permitted by law, at the Class B Interest Rate for the related Interest Period.]

[“Class B Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class B Notes at the Class B Interest Rate on the Class B Note Balance on the Closing Date, with respect to the first Payment Date, and on the immediately preceding Payment Date, after giving effect to all payments of principal to the Class B Noteholders on or prior to such preceding Payment Date, with respect to each subsequent Payment Date.]

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means [ ].

“Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 8.2 of the Indenture.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the Cut-Off Date and ending on [ ]). As used herein, the “related” Collection Period with respect to any date of determination or a Payment Date shall be deemed to be the Collection Period which immediately precedes such date of determination or Payment Date.

“Collections” means, with respect to any Collection Period, an amount equal to the following, but only to the extent relating solely to the Transaction SUBI Portfolio: (a) all scheduled lease payments on any Transaction Lease that are paid during such Collection Period, (b) Sales Proceeds in respect of any Transaction Vehicle and (c) Excess Wear Charges (unless waived), Excess Mileage Charges (unless waived) and any other payments, receipts, Recoveries, or any residual value insurance proceeds and other insurance proceeds paid by or on behalf of any Lessee or otherwise with respect to any Transaction Unit; provided that the term “Collections” shall not include (i) Supplemental Servicing Fees, (ii) payments allocable to sales, use or other taxes (which shall be collected by the Servicer and remitted to the applicable Governmental Authority or used to reimburse the Servicer for payment of such amounts in accordance with Customary Servicing Practices), (iii) payments allocable, if any, to premiums for insurance policies purchased by the Servicer on behalf of any Lessee (which shall be collected by the Servicer and remitted to the applicable insurance company (or if such amounts were paid by the Servicer, to the Servicer) in

9	Definitions (PILOT 20[ ]-[ ])

accordance with Customary Servicing Practices), (iv) payments allocable to fines for parking violations incurred by any Lessee but assessed to the Origination Trust as the owner of the related Vehicle (which shall be collected by the Servicer and remitted to the applicable Governmental Authority (or if such amounts were paid by the Servicer, to the Servicer) in accordance with Customary Servicing Practices) and (v) rebates of premiums with respect to the cancellation of any insurance policy or service contract.

“Commission” means the U.S. Securities and Exchange Commission.

[“Compounded SOFR” means, with respect to any U.S. Government Securities Business Day:

(1) the applicable compounded average of SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2) if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.]

“Contractual Residual Value” means, for any Unit, the contractual residual value of the related Vehicle established at the time of origination of the related Lease or as subsequently revised in connection with an extension of a Lease in accordance with Customary Servicing Practices.

[“Controlling Class” means, with respect to any Notes Outstanding, the Class A Notes (voting together as a single Class) as long as any Class A Notes are Outstanding, and thereafter the Class B Notes as long as any Class B Notes are Outstanding.]

“Corporate Trust Office” means:

(a) as used with respect to the Indenture Trustee, the office of the Indenture Trustee at which at any particular time the Transaction Documents shall be administered which office at date of the execution of the Indenture is located at (1) solely for the purposes of transfer, surrender, exchange or presentation for final payment, to [    ], Attn: [    ] and (2) for all other purposes, to [    ], Attention: [    ], or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Administrator, the Servicer, the Owner Trustee and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator, the Servicer and the Owner Trustee);

(b) [as used with respect to the [Securities Intermediary], the office of the [Securities Intermediary] at which at any particular time its corporate trust business shall be administered which office at date of the execution of the Indenture is located at [    ], Attention: [    ], or at such other address as the [Securities Intermediary] may designate from time to time by notice to the Noteholders, the Administrator, the Servicer, the Owner Trustee and the Issuer, or the principal corporate trust office of any successor [Securities Intermediary] (the address of which

10	Definitions (PILOT 20[ ]-[ ])

the successor [Securities Intermediary] will notify the Indenture Trustee, the Administrator, the Servicer and the Owner Trustee);]

(c) [as used with respect to the Calculation Agent, the office of the Calculation Agent at which at any particular time the Transaction Documents shall be administered, which office at date of the execution of the Indenture is located at [    ], Attention: [    ], or at such other address as the Calculation Agent may designate from time to time by notice to the Noteholders, the Administrator, the Servicer, the Owner Trustee and the Issuer, or the principal corporate trust office of any successor Calculation Agent, as applicable (the address of which the successor Calculation Agent will notify the Indenture Trustee, the Administrator, the Servicer and the Owner Trustee);]

(d) as used with respect to the Owner Trustee, the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of this Agreement is located at [    ], Attention: [    ], or at such other address as the Owner Trustee may designate by notice to the Certificateholder and the Transferor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholder and the Transferor).

“Credit Losses” means, for any Collection Period, an amount equal to the excess of (a) the sum of the Securitization Value for all Included Units charged-off (i.e., that became Terminated Units before maturity of the related Lease and for which all scheduled payments thereunder have not been made) during that Collection Period over (b) the sum of Sales Proceeds and Recoveries and insurance proceeds identified by the Servicer with respect to charged-off Units during that Collection Period.

“CTA” means the Corporate Transparency Act, expected to be codified at 31 U.S.C. § 5336 et seq., and its implementing regulations.

“Customary Servicing Practices” means the customary servicing practices of the Servicer or any Sub-Servicer with respect to all Vehicles and Leases held by the Origination Trust, without regard to whether such Vehicles and Leases have been identified and allocated into a SUBI Portfolio, as such practices may be changed from time to time, it being understood that the Servicer and such Sub-Servicers may not have the same “Customary Servicing Practices”.

“Cut-Off Date” means [ ].

“Dealer” means a motor vehicle dealership in the PFS dealer network.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.

“Defaulted Unit” means any Unit with a related Lease for which any of the following has occurred during a Collection Period: (a) any payment on such Lease is past due [120] or more days, (b) the related Vehicle has been repossessed but has not been charged off or (c) such related Lease has been charged off in accordance with Customary Servicing Practices.

11	Definitions (PILOT 20[ ]-[ ])

“Definitive Note” means a definitive fully registered Note issued pursuant to Section 2.12 of the Indenture.

“Delinquency Percentage” means, for any Payment Date and the related Collection Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Securitization Value of all Included Units where the related Leases are 60-Day Delinquent Leases as of the last day of that Collection Period to (ii) the aggregate Securitization Value of all Included Units as of the last day of that Collection Period.

“Delinquency Trigger” means, for any Payment Date and the related Collection Period, [ ]%.

“Delinquent Unit” means any Transaction Unit (other than a Defaulted Unit) with a related Transaction Lease on which any payment is past due for more than [30] days.

“Delivery” when used with respect to Trust Account Property means:

(a) with respect to (I) bankers’ acceptances, commercial paper, and negotiable certificates of deposit and other obligations that constitute “instruments” as defined in Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer of actual possession thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to the Indenture Trustee or its nominee or custodian or endorsed in blank, and (II) with respect to a “certificated security” (as defined in Section 8-102(a)(4) of the UCC) transfer of actual possession thereof (i) by physical delivery of such certificated security to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, or to another person, other than a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), who acquires possession of the certificated security on behalf of the Indenture Trustee or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges that it holds for the Indenture Trustee or its nominee or custodian or (ii) if such certificated security is in registered form, by delivery thereof to a “securities intermediary”, endorsed to or registered in the name of the Indenture Trustee or its nominee or custodian, and the making by such “securities intermediary” of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such “securities intermediary” of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the other government agencies, instrumentalities and establishments of the United States identified in Appendix A to Federal Reserve Bank Operating Circular No. 7 as in effect from time to time that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a

12	Definitions (PILOT 20[ ]-[ ])

securities account and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate securities account maintained with a Federal Reserve Bank by a “participant” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) that is a “depository institution” (as defined in Section 19(b)(1)(A) of the Federal Reserve Act) pursuant to applicable Federal regulations, and issuance by such depository institution of a deposit notice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such depository institution of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book-entry regulations or a security entitlement thereto as belonging to the Indenture Trustee or its nominee or custodian and indicating that such depository institution holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

(c) with respect to any item of Trust Account Property that is an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (b) above, (i) registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian, or (ii) registration on the books and records of the issuer thereof in the name of another person, other than a securities intermediary, who acknowledges that it holds such uncertificated security for the benefit of the Indenture Trustee or its nominee or custodian.

“Depositor” means Porsche Auto Funding LLC, a Delaware limited liability company, in its capacity as Depositor under the Trust Agreement.

“Determination Date” means the [_____] Business Day preceding the related Payment Date, beginning [ ].

“Dollar” and “$” mean lawful currency of the United States.

“DTC” means The Depository Trust Company, and its successors.

“E-Sign Act” means the Electronic Signatures in Global and National Commerce Act.

[“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution (which may by be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, or is an affiliate of such trustee, so long as the long-term deposit rating or issuer rating of such depository institution shall have a credit rating from [ ] of at least “[ ]” and a long-term unsecured debt rating from [ ] of at least “[ ]”.]

13	Definitions (PILOT 20[ ]-[ ])

[“Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) satisfies one of the following conditions (i) has (A) either a long-term deposit rating of at least “[ ]” by [ ] or a short-term unsecured debt rating or issuer rating of at least “[ ]” by [ ] and (B) either a short-term issuer rating of at least “[ ]” by [ ] or a long-term deposit rating or issuer rating of “[ ]” by [ ] or (ii) is an institution that otherwise satisfies the Rating Agency Condition and (b) whose deposits are insured by the Federal Deposit Insurance Corporation up to the legal limits of such insurance.]

“Eligible Unit” means, at the Cut-Off Date, a Unit:

(a) the Lessee of which was (i) a resident of, or organized under the laws of and with its chief executive office in, the USA, (ii) not PFS or an Affiliate of PFS, (iii) not shown on the Servicer’s electronic records as a government or a governmental subdivision or agency, (iv) not shown on the Servicer’s records as a debtor in a pending bankruptcy proceeding and (v) not the Lessee of any Defaulted Unit;

(b) for which the related Lease required substantially equal monthly payments and provided for level payments that fully amortize the adjusted capitalized cost of such Lease to the related Contractual Residual Value over the term of such Lease, unless the Lease is a single payment Lease;

(c) for which the related Lease was payable solely in Dollars;

(d) for which the related Lease had an original lease term of not less than [ ] months and not more than [ ] months;

(e) for which the related Lease had a remaining lease term of not less than [ ] months and not more than [ ] months;

(f) which had a Securitization Value no greater than $[ ];

(g) which is not a Delinquent Unit or a Defaulted Unit;

(h) for which the related Lease represented the valid, legal, and binding payment obligation of the related Lessee, enforceable in all material respects against that Lessee in accordance with its terms and not, according to the Servicer’s records, subject to any right to offset, counterclaim, defense or other lien, security interest, mortgage, pledge or encumbrance in, of or on that lease in favor of any other person, except for Permitted Liens under the Transaction Documents;

(i) for which the related Lease required the related Lessee to insure the related Vehicle under a physical damage insurance policy;

(j) for which the related Lease arose under a contract that did not require the Lessee under such contract to consent to the transfer, sale or assignment of the rights of the Origination Trust under such contract;

14	Definitions (PILOT 20[ ]-[ ])

(k) the contract for which did not, in whole or in part, materially contravene any law, rule or regulation applicable thereto (including, without limitation, those relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

(l) which was generated in the ordinary course of the Origination Trust’s business;

(m) for which the related Lease is an “account”, “tangible chattel paper” or “electronic chattel paper” within the meaning of Section 9-102 of the UCC as in effect in the state of origination;

(n) which, (i) if such Unit constitutes tangible chattel paper, for which there is only one original of the related Lease, and (ii) if such Unit constitutes electronic chattel paper, for which there is only a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic “record” constituting or forming a part of such Lease, and, in each case, which is held by the Servicer (or its custodian or vaulting agent) on behalf of the Origination Trust, and the Servicer has “control” of such electronic chattel paper within the meaning of Section 9-105 of the applicable UCC;

(o) which was not shown in the Servicer’s records as having any credit-related recourse to the related Dealer;

(p) for which the related Lease was in full force and effect, and had not been satisfied, subordinated or rescinded; and

(q) for which the related Vehicle is a Porsche brand Vehicle.

“End of Term Lease Loyalty Program” has the meaning set forth in Section 8.14 of the Transaction SUBI Servicing Supplement.

“End User” means, with respect to each Lease, the lessee thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and any successor law thereto, and the regulations promulgated and rulings issued thereunder.

“Event of Default” has the meaning set forth in Section 5.1 of the Indenture.

“Event of Loss” means, with respect to any Transaction Unit, a Casualty with respect to the Vehicle included in such Unit.

“Excess Mileage Charges” means, with respect to any Unit, the amount of charges for excess mileage on the related Vehicle identified by the Servicer at the expiration of the Lease.

“Excess Wear Charges” means, with respect to any Unit, the amount of charges for wear to the related Vehicle identified by the Servicer at the expiration of the Lease.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

15	Definitions (PILOT 20[ ]-[ ])

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K and Form 10-K filed or to be filed by the Transferor with respect to the Issuer under the Exchange Act.

“FATCA” means Sections 1471 through 1474 of the Code, any regulations or official interpretations thereunder or official interpretations thereof and any current or future agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code, and any applicable fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FATCA Withholding” means any withholding or deduction required pursuant to FATCA.

“Final Scheduled Payment Date” means, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2[a] Notes, the Class A-2[a] Final Scheduled Payment Date, [(iii) the Class A-2b Notes, the Class A-2b Final Scheduled Payment Date,] [(iv)] the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date, [and] (v) the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date [and (vi) the Class B Notes, the Class B Final Scheduled Payment Date].

“Financing” means, collectively, (i) any financing transaction of any sort undertaken by PFS or any Affiliate of PFS involving, directly or indirectly, Origination Trust Assets (including, without limitation, any financing undertaken in connection with the issuance and assignment of any SUBI and related SUBI Certificate), (ii) any sale or purchase by the Transferor or any other Special Purpose Entity of any interest in one or more SUBIs and (iii) any other asset securitization, synthetic lease, sale-leaseback, secured loan or similar transaction involving Origination Trust Assets or any beneficial interest therein or in the Origination Trust.

[“First Allocation of Principal” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Class A Note Balance as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date) over (b) the Pool Balance as of the end of the related Collection Period; provided, however, that the First Allocation of Principal for any Payment Date on and after the Final Scheduled Payment Date for any Class of Class A Notes shall not be less than the amount that is necessary to reduce the Note Balance of that Class of Class A Notes to zero.]

“Form 10-D Disclosure Item” means with respect to any Person, (a) any legal proceedings pending against such Person or of which any property of such Person is then subject, or (b) any proceedings known to be contemplated by governmental authorities against such Person or of which any property of such Person would be subject, in each case that would be material to the Noteholders.

[“FRBNY” means the Federal Reserve Bank of New York.]

[“FRBNY’s Website” means the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.]

16	Definitions (PILOT 20[ ]-[ ])

[“GAAP” means generally accepted accounting principles in the USA, applied on a materially consistent basis.]

“Global Notes” has the meaning set forth in Section 2.10 of the Indenture.

“Governmental Authority” means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.

“Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings.

“Hague Securities Convention” means the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities held with an Intermediary (concluded July 5, 2006).

“Holder” means, as the context may require, a Certificateholder or a Noteholder or both.

“Included Units” means, for any Collection Period, all Transaction Units as of the beginning of such Collection Period (or, in the case of the initial Collection Period, the Closing Date), other than Units the beneficial interest in which were reallocated by PFLP during such Collection Period pursuant to Section 3.3 of the SUBI Sale Agreement or by PFS during such Collection Period pursuant to Section 8.12 of the Transaction SUBI Servicing Supplement.

“Indenture” means the Indenture, dated as of the Closing Date, between the Issuer and the Indenture Trustee, as the same may be amended, restated, modified or supplemented from time to time.

“Indenture Trustee” means [    ], a [    ], not in its individual capacity but as indenture trustee under the Indenture, or any successor trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

17	Definitions (PILOT 20[ ]-[ ])

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Appendix A and that the signer is Independent within the meaning thereof.

“Initial Beneficiary” means PFLP, as initial beneficiary under the Origination Trust Agreement and its permitted successors and assigns.

“Initial Class A-1 Note Balance” means $[ ].

“Initial Class A-2[a] Note Balance” means $[ ].

[“Initial Class A-2b Note Balance” means $[ ].]

“Initial Class A-3 Note Balance” means $[ ].

“Initial Class A-4 Note Balance” means $[ ].

[“Initial Class B Note Balance” means $[ ].]

“Initial Note Balance” means, for any Class, the Initial Class A-1 Note Balance, the Initial Class A-2[a] Note Balance[, the Initial Class A-2b Note Balance], the Initial Class A-3 Note Balance, and the Initial Class A-4 Note Balance[ or the Initial Class B Note Balance], as applicable, or with respect to the Notes generally, the sum of the foregoing.

“Initial Reserve Account Deposit Amount” means an amount equal to $[ ].

“Initial Securitization Value” means an amount equal to $[ ].

“Instituting Noteholders” has the meaning set forth in Section 7.5(a) of the Indenture.

“Insurance Policy” means (i) any theft and physical damage insurance policy maintained by a Lessee, providing coverage against loss or damage to or theft of the related Leased Vehicle, in which the Servicer or the Origination Trust is named as loss payee with respect to one or more Transaction Units and (ii) any credit life or credit disability insurance payable in connection with any Transaction Unit.

“Interest Period” means, with respect to any specified Payment Date, (a) with respect to the Class A-1 Notes [and the Class A-2b Notes], the period from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date to but excluding that specified Payment Date (for example, for a Payment Date in June, the Interest Period is from and including the Payment Date in May to but excluding the Payment Date in June) [and] (b) for the Class A-2[a] Notes, the Class A-3 Notes and the Class A-4 Notes, the period from and including the [ ] day of the calendar month preceding each Payment Date (or the Closing Date in the case of the first Payment Date) to but excluding the [ ] day of the month in which that Payment Date occurs [and [(c)] for the Class B Notes, the period from and including the [ ] day

18	Definitions (PILOT 20[ ]-[ ])

of the calendar month preceding each Payment Date (or the Closing Date in the case of the first Payment Date) to but excluding the [ ] day of the month in which that Payment Date occurs].

“Interest Rate” means (a) with respect to the Class A-1 Notes, the Class A-1 Interest Rate, (b) with respect to the Class A-2[a] Notes, the Class A-2[a] Interest Rate, [(c) with respect to the Class A-2b Notes, the Class A-2b Interest Rate,] [(d)] with respect to the Class A-3 Notes, the Class A-3 Interest Rate, [and] [(e)] with respect to the Class A-4 Notes, the Class A-4 Interest Rate [and [(f)] with respect to the Class B Notes, the Class B Interest Rate].

“Investment Earnings” means any investment earnings (net of investment losses and expenses) from the investment of amounts on deposit in the Collection Account, the Principal Distribution Account and the Reserve Account.

“Investor” means (a) with respect to any Global Note, each related Note Owner and (b) with respect to any Definitive Note, each related Noteholder.

[“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.]

[“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.]

[“ISDA Fallback Rate” shall mean the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.]

“Issuer” means Porsche Innovative Lease Owner Trust 20[ ]-[ ], a Delaware statutory trust established pursuant to the Trust Agreement and the filing of the Certificate of Trust, until a successor replaces it and, thereafter, means such successor.

“Issuer Order” and “Issuer Request” means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Item 1119 Party” means the Transferor, PFLP, the Servicer, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, any underwriter of the Notes[, any Swap Counterparty] and any other material transaction party identified by the Transferor or PFLP to the Indenture Trustee and the Owner Trustee in writing.

“Lease” means a lease of a Vehicle.

“Lessee” means, with respect to each Lease, the lessee thereunder.

19	Definitions (PILOT 20[ ]-[ ])

“Lien” means, for any asset or property of a Person, a lien, charge, excise, claim, security interest, mortgage, pledge or other encumbrance in, of or on such asset or property in favor of any other Person, except any Permitted Lien.

“Monthly Payment Advance” has the meaning set forth in Section 8.5 of the Transaction SUBI Servicing Supplement.

“Monthly Remittance Condition” has the meaning set forth in Section 8.3 of the Transaction SUBI Servicing Supplement.

“MSRP” means, with respect to any Vehicle, the Manufacturer’s Suggested Retail Price for such Vehicle.

“Note” means a Class A-1 Note, Class A-2[a] Note, [Class A-2b Note,] Class A-3 Note, [or] Class A-4 Note [or Class B Note], in each case substantially in the form of Exhibit A-1 or A-2, as applicable, to the Indenture.

“Note Balance” means, with respect to any date of determination, for any Class, the Class A-1 Note Balance, the Class A-2[a] Note Balance, [the Class A-2b Note Balance,] the Class A-3 Note Balance, or the Class A-4 Note Balance [or Class B Note Balance], as applicable, or with respect to the Notes generally, the sum of all of the foregoing.

“Note Depository Agreement” means the letter of representations, dated as of the Closing Date, executed by the Issuer in favor of DTC, as the initial Clearing Agency relating to the Notes, as the same may be amended or supplemented from time to time.

“Note Factor” means, with respect to the Notes or any Class of Notes on any Payment Date, a six-digit decimal figure equal to the Note Balance of the Notes or such Class of Notes, as applicable, as of the end of the preceding Collection Period divided by the Note Balance of the Notes or such Class of Notes, as applicable, as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the Note Balance of the Notes or such Class of Notes, as applicable.

“Note Owner” means, with respect to a Global Note, the Person who is the beneficial owner of such Global Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.4 of the Indenture.

“Noteholder” means, as the context requires, all of the Class A-1 Noteholders, the Class A-2[a] Noteholders, [the Class A-2b Noteholders,] the Class A-3 Noteholders, [and] the Class A-4 Noteholders [and the Class B Noteholders], or any of the foregoing.

“Noteholder Direction” has the meaning set forth in Section 7.5(a) of the Indenture.

20	Definitions (PILOT 20[ ]-[ ])

[“Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of the Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that was actually paid to Noteholders on such preceding Payment Date, plus interest on the amount of Noteholders’ Monthly Accrued Interest and any outstanding Noteholders’ Interest Carryover Shortfall due but not paid to Noteholders on the preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by such Notes for the related Interest Period.]

[“Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate amount of interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2[a] Notes, [the Class A-2b Notes,] the Class A-3 Notes, [and] the Class A-4 Notes [and the Class B Notes] at their respective Interest Rate for such Class on the Note Balance of the Notes of each such Class as of the immediately preceding Payment Date (or the Closing Date, in the case of the first Interest Period), after giving effect to all payments of principal to the Noteholders of the Notes of such Class on or prior to such preceding Payment Date.]

“Officer’s Certificate” means (i) with respect to the Issuer, a certificate signed by any Authorized Officer of the Administrator on behalf of the Issuer and (ii) with respect to the Transferor, the Administrator or the Servicer, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer or the controller of the Transferor, the Administrator or the Servicer, as applicable.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture or any other applicable Transaction Document, be employees of or counsel to the Issuer, the Servicer, the Transferor or the Administrator, and which opinion or opinions comply with any applicable requirements of the Transaction Documents and are in form and substance reasonably satisfactory to the recipient(s). Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact.

“Optional Purchase” has the meaning set forth in Section 3.18 of the SUBI Transfer Agreement.

“Optional Purchase Price” has the meaning set forth in Section 3.18 of the SUBI Transfer Agreement.

“Origination Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of November 14, 1997, between the Origination Trust and PFS, as amended by the UTI Assignment and Origination Trust Document Amendment, dated as of July 31, 2000, as the same may be amended, restated, modified or supplemented from time to time.

“Origination Trust” means Porsche Leasing Ltd., a Delaware statutory trust formed under the Statutory Trust Statute.

“Origination Trust Agreement” means the Amended and Restated Trust Agreement, dated as of November 14, 1997, among PFLP, as Settlor and UTI Holder (as assignee of PFS (f/k/a Porsche Credit Corporation)), and the Origination Trustee, as Trustee, as amended by the UTI

21	Definitions (PILOT 20[ ]-[ ])

Assignment and Origination Trust Document Amendment, dated as of July 31, 2000, as amended, supplemented and modified by the Transaction SUBI Supplement and as the same may be amended, restated, modified or supplemented from time to time.

“Origination Trust Assets” means, at any time, all assets owned by the Origination Trust at such time.

“Origination Trust Documents” means the Origination Trust Agreement, the Transaction SUBI Supplement, the Origination Servicing Agreement, the Transaction SUBI Servicing Supplement, the Transaction SUBI Certificate and all amendments or modifications thereto.

“Origination Trustee” means, [Wilmington Trust Company], a [Delaware corporation with trust powers], not in its individual capacity but solely as origination trustee under the Origination Trust Agreement, and any successor Origination Trustee under the Origination Trust Agreement.

“Other SUBI” means any special unit of beneficial interest in the Origination Trust other than the Transaction SUBI.

“Other SUBI Assets” means the Origination Trust Assets allocated to any SUBI other than the Transaction SUBI.

“Other SUBI Certificate” means a certificate of beneficial ownership representing beneficial ownership of the Origination Trust Assets allocated to any SUBI other than the Transaction SUBI.

“Other SUBI Portfolio” means a portfolio of Origination Trust Assets allocated to a SUBI Portfolio other than the Transaction SUBI Portfolio.

“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under the Indenture except:

(i)   Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)  Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(iii) Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether Noteholders holding the requisite percentage of the Note Balance have given any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, PFLP, the

22	Definitions (PILOT 20[ ]-[ ])

Transferor, the Servicer, the Administrator, any Certificateholder or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes are then owned by the Issuer, PFLP, the Transferor, the Servicer, the Administrator, any Certificateholder or any of their respective Affiliates, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof provides written notice to the Indenture Trustee of such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, PFLP, the Transferor, the Servicer, the Administrator, any Certificateholder or any of their respective Affiliates.

“Owner Trustee” means [    ], a [    ], not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Payahead” means a scheduled payment in respect of a Transaction Unit received in a Collection Period prior to the Collection Period in which such scheduled payment is due.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Principal Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuer.

“Payment Date” means the [ ] day of each calendar month beginning [ ]; provided, however, whenever a Payment Date would otherwise be a day that is not a Business Day, the Payment Date shall be the next Business Day. As used herein, the “related” Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which immediately follows such Collection Period.

“Payment Default” has the meaning set forth in Section 5.4(a) of the Indenture.

“Permitted Investments” means any one or more of the following types of investments:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States;

(b) demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of the Transferor, the Servicer, the Indenture Trustee or the Owner Trustee) or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts), provided that, at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit

23	Definitions (PILOT 20[ ]-[ ])

of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a short-term issuer rating from [ ] of at least “[ ]” and a short-term issuer rating from [ ] of at least “[ ]”;

(c) commercial paper (including commercial paper of any Affiliate of the Transferor, the Servicer, the Indenture Trustee or the Owner Trustee) having, at the time of the investment or contractual commitment to invest therein, a short-term issuer rating from [ ] of at least “[ ]” and a short-term issuer rating from [ ] of at least “[ ]”;

(d) investments in money market funds (including funds for which the Transferor, the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a credit rating in the highest rating category from [ ] and [ ];

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and

(g) any other investment with respect to which the Rating Agency Condition is satisfied.

Each of the Permitted Investments may be purchased from the Indenture Trustee or through an Affiliate of the Indenture Trustee. Each Permitted Investment must mature or be liquidated on or before each Payment Date.

“Permitted Liens” means (1) any Liens created by the Transaction Documents, (2) with respect to any Unit (a) the interests of the parties under the Transaction Documents; (b) the interests of the Origination Trust and any Lessee as provided in any Lease; (c) any Liens for taxes not yet due and payable or the amount of which is being contested in good faith by appropriate proceedings; (d) any Liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like Liens securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings; (e) any Liens arising out of any judgment or award against the Transferor or the Origination Trust (or if a Lease is then in effect, any Lessee) with respect to which an appeal or proceeding for review is being taken in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review; and (f) any Lien of the Origination Trust noted on the certificate of title of the Vehicle included in such Unit for the sole purpose of causing the certificate of title for such Vehicle to be returned or otherwise delivered to the Transferor, the Servicer or the Origination Trust from the relevant registrar of titles and which does not convey to the Origination Trust any other rights with respect to such Vehicle; and (3) with respect to any SUBI or SUBI Certificate, the type of Liens described in subclauses (a), (c) and (e) of the foregoing clause (2).

24	Definitions (PILOT 20[ ]-[ ])

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“PFLP” means Porsche Funding Limited Partnership, a Delaware limited partnership, and its successors and assigns.

“PFS” means Porsche Financial Services, Inc., a Delaware corporation, and its successors and assigns.

“Physical Property” has the meaning specified in the definition of “Delivery” above.

“Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or any entity or account deemed to hold the plan assets of any of the foregoing.

“Postmaturity Term Extension” means, with respect to any Included Unit, that the Servicer has granted an extension of the term of the related Lease, and the Lease term as so extended ends beyond the last day of the Collection Period immediately preceding the Final Scheduled Payment Date for the Class of Notes with the latest Final Scheduled Payment Date.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; provided, however, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Distribution Account” means the account designated as such, established and maintained pursuant to Section 8.2 of the Indenture.

[“Principal Distribution Amount” means, for any Payment Date, an amount equal to the excess, if any, of (a) the aggregate Outstanding Note Balance of the Notes as of the immediately preceding Payment Date (after giving effect to any payments made to the Holders of the Notes on such Payment Date), or as of the Closing Date, in the case of the first Payment Date, over the excess of (b) the aggregate Securitization Value of the Included Units as of the last day of the related Collection Period minus the Target Overcollateralization Amount with respect to such Payment Date; provided, that the Principal Distribution Amount on and after the Final Scheduled Payment Date of any class of Notes will not be less than the amount that is necessary to reduce the aggregate Outstanding Note Balance of that Class of Notes to zero; provided, further, that if the Servicer specifies in the Servicer’s Certificate that amounts on deposit in the Reserve Account will be included in the Reserve Account Draw Amount on any Payment Date in accordance with the provisions set forth in the second sentence of the definition of Reserve Account Draw Amount, then the Principal Distribution Amount for such Payment Date will be an amount equal to the aggregate unpaid Note Balance of all of the Outstanding Notes.]

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

25	Definitions (PILOT 20[ ]-[ ])

“Prospectus” means the final prospectus dated [ ], [ ] relating to the Notes.

“Rating Agency” means each of [    ] and [    ].

“Rating Agency Condition” means, with respect to any event or circumstance and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or circumstance will not cause such Rating Agency to downgrade, qualify or withdraw its rating assigned to any of the Notes or (b) that such Rating Agency shall have been given notice of such event or circumstance at least ten days prior to the occurrence of such event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to such Rating Agency) and such Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will itself cause such Rating Agency to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event, and it is understood that such Rating Agency may not actually review notices received by it prior to or after the expiration of the ten (10) day period described in clause (b) above. Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.

“Reallocation Amount” means, with respect to any Transaction Unit, an amount equal to equal to the Securitization Value of such Transaction Unit as of the end of the Collection Period immediately preceding the Payment Date on which such payment is made.

“Rebate Advance” has the meaning set forth in Section 8.5 of the Transaction SUBI Servicing Supplement.

“Record Date” means, unless otherwise specified in any Transaction Document, with respect to any Payment Date or Redemption Date, (i) for any Definitive Notes and for the Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (ii) for any Global Notes, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.

“Records” means, for any Lease and related Leased Vehicle, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights, to the extent legally transferable) relating to such Lease and related Leased Vehicle or the related Lessee.

“Recoveries” means, with respect to any Transaction Unit that has become a Defaulted Unit, all monies collected by the Servicer (from whatever source, including, but not limited to, proceeds of a deficiency balance recovered after the charge-off of the related Transaction Unit) on such Defaulted Unit, net of any expenses incurred by the Servicer in connection therewith, Supplemental Servicing Fees and any payments required by law to be remitted to the Lessee.

26	Definitions (PILOT 20[ ]-[ ])

“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.1 of the Indenture.

“Redemption Price” means an amount equal to the sum of (a) the unpaid Note Balance of all Notes redeemed plus (b) accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to but excluding the Redemption Date.

[“Reference Time” means, if the Benchmark is not the [SOFR Rate][Insert Other Benchmark Rate], the time determined by the Administrator after giving effect to the Benchmark Replacement Conforming Changes.]

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.

[“Regular Allocation of Principal” means, with respect to any Payment Date, an amount not less than zero equal to (1) the excess, if any, of (a) the Note Balance of the Notes as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date) over (b) (i) the Pool Balance as of the end of the related Collection Period less (ii) the Targeted Overcollateralization Amount minus (2) the sum of the First Allocation of Principal and the Second Allocation of Principal for such Payment Date.]

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1110-229.1125, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Related Rights” means, with respect to any Vehicle and related Lease, all Origination Trust Assets to the extent such assets are associated with such Unit.

[“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.]

“Reportable Event” means any event required to be reported on Form 8-K, and in any event, the following:

(a) entry into a material definitive agreement related to the Issuer, the Notes or the Transaction SUBI Portfolio or an amendment to a Transaction Document, even if the Transferor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(2)of Regulation AB);

(b) termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Transferor is not a party to such agreement

27	Definitions (PILOT 20[ ]-[ ])

(e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(2) of Regulation AB);

(c) with respect to the Servicer only, the occurrence of a Servicer Replacement Event;

(d) an Event of Default;

(e) the resignation, removal, replacement, or substitution of the Indenture Trustee or the Owner Trustee; and

(f) with respect to the Indenture Trustee only, a required distribution to Holders of the Notes is not made as of the required Payment Date under the Indenture.

“Reporting Date” means the second Business Day preceding the related Payment Date.

“Requesting Investor” has the meaning set forth in Section 7.4(a) of the Indenture.

“Requesting Party” has the meaning set forth in Section 11.30 of the Indenture.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 8.2 of the Indenture.

“Reserve Account Draw Amount” means, for any Payment Date, the amount withdrawn from the Reserve Account, equal to the lesser of (a) the amount, if any, by which the sum of the amounts required to be paid pursuant to clauses first through [seventh] of Section 8.4(a) of the Indenture exceeds the sum of (i) Available Funds for such Payment Date and (ii) Advances made by the Servicer on such Payment Date, if any, or (b) the amount on deposit in the Reserve Account (excluding any Investment Earnings) on such Payment Date; provided, however, that if such Payment Date is the Redemption Date, the “Reserve Account Draw Amount” means an amount equal to the amount of cash or other immediately available funds on deposit in the Reserve Account on the Redemption Date.

“Residual Losses” means, for any Collection Period, an amount (which, for the avoidance of doubt, shall be a positive number in the case of residual losses and a negative number in the case of residual gains) equal to (a) the sum of all residual losses (i.e., the amount by which the Base Residual Value of a Transaction Unit exceeds the Sales Proceeds for such Unit) for all Included Units that became Terminated Units during such Collection Period following the scheduled termination of the related Leases minus (b) the sum of all Excess Mileage Charges and Excess Wear Charges received by the Servicer with respect to Included Units during such Collection Period.

“Responsible Officer” means, (a) with respect to the Indenture Trustee, any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility

28	Definitions (PILOT 20[ ]-[ ])

for the administration of the Indenture, (b) with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee, including any Managing Director, Director, Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or Associate, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of the Issuer, and (c) with respect to the Servicer or Transferor, any officer of such Person having direct responsibility for the transactions contemplated by the Transaction Documents, including the President, Treasurer or Secretary or any Vice President, Controller, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Review Conditions” means (i) the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger for that Payment Date and (ii) the required percentage of Noteholders or Note Owners, as applicable, have voted to direct an Asset Review of the Subject Leases.

“Review Notice” has the meaning set forth in Section 7.5 of the Indenture.

“Review Report” has the meaning set forth in Section 1.2 of the Asset Representations Review Agreement.

“Review Satisfaction Date” means, with respect to any Asset Review, the first date on which (a) the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger and (b) a Noteholder Direction with respect to such Asset Review has occurred.

“Sales Proceeds” means, with respect to any Transaction Vehicle (including any Transaction Vehicle related to a Defaulted Unit), an amount equal to the aggregate amount of sales proceeds received by the Servicer from the purchaser in connection with the sale or other disposition of such Transaction Vehicle, inclusive of (i) Excess Mileage Charges and Excess Wear Charges charged to the Lessee and (ii) any extension depreciation payments related to such Transaction Vehicle, calculated in accordance with the Customary Servicing Practices, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, including without limitation, all inspection, repossession, auction, reconditioning, transport and any and all other similar liquidation and refurbishment costs and expenses and regardless of whether or not such proceeds exceed the Base Residual Value for such Transaction Vehicle.

“Sales Proceeds Advance” has the meaning set forth in Section 8.5 of the Transaction SUBI Servicing Supplement.

“Sarbanes Certification” has the meaning set forth in Section 11.26(b) of the Indenture.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, modified or supplemented from time to time, and any successor law thereto.

29	Definitions (PILOT 20[ ]-[ ])

[“Second Allocation of Principal” means, with respect to any Payment Date, an amount equal to (1) the excess, if any, of (a) the sum of the Class A Note Balance and the Class B Note Balance as of such Payment Date (before giving effect to any principal payments made on the Class A Notes and the Class B Notes on such Payment Date) over (b) the Pool Balance as of the end of the related Collection Period minus (2) the First Allocation of Principal for such Payment Date; provided, however, that the Second Allocation of Principal on and after the Final Scheduled Payment Date for the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero (after the application of the First Allocation of Principal).]

[“Securities Account Control Agreement” means the Securities Account Control Agreement, dated as of the Closing Date, among the Issuer, the Servicer, the Securities Intermediary, and the Indenture Trustee, as the secured party.]

“Securities Act” means the Securities Act of 1933, as amended.

[“Securities Intermediary” means [    ] in its capacity as a securities intermediary under the Securities Account Control Agreement, or any successors or assigns in such capacity.]

“Securitization Rate” means, with respect to any Included Unit, an annualized rate that is equal to the greater of (i) [ ]% and (ii) the “contract APR” for the Lease related to that Included Unit.

“Securitization Value” means, for each Included Unit, (a) as of the close of business on the Cut-Off Date or any date other than the maturity date of the related Lease, the sum of (i) the present value (discounted at the Securitization Rate) of the aggregate scheduled payments remaining on the Lease (including scheduled payments due and not yet paid) and (ii) the present value (discounted at the Securitization Rate) of the Base Residual Value of the related Vehicle and (b) as of the maturity date of the related Lease, the Base Residual Value of the related Vehicle; provided, however, that the Securitization Value of a Terminated Unit is equal to zero.

“Servicer” means PFS, initially, and any replacement Servicer appointed pursuant to the Transaction SUBI Servicing Supplement.

“Servicer Replacement Event” means any one or more of the following that shall have occurred and be continuing:

(a) any failure by the Servicer to deliver or cause to be delivered any required payment to the Indenture Trustee for distribution to the Noteholders, which failure continues unremedied for ten (10) Business Days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing a majority of the aggregate principal amount of the Outstanding Notes;

(b) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement, which failure materially and adversely affects the rights of the Issuer or the Noteholders, and which continues unremedied for a period of ninety (90) days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders

30	Definitions (PILOT 20[ ]-[ ])

evidencing at least a majority of the aggregate principal amount of the Outstanding Notes (it being understood that the reallocation of a Transaction Unit by PFLP pursuant to Section 3.3 of the SUBI Sale Agreement or by PFS pursuant to Section 8.12 of the Transaction SUBI Servicing Supplement shall be deemed to remedy any incorrect representation or warranty with respect to such Transaction Unit);

(c) any representation or warranty of the Servicer made in any Transaction Document to which the Servicer is a party or by which it is bound or any certificate delivered pursuant to Servicing Agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the Issuer or the Noteholders, and which failure continues unremedied for a period of ninety (90) days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least a majority of the aggregate principal amount of the Outstanding Notes (it being understood that the reallocation of a Transaction Unit by PFLP pursuant to Section 3.3 of the SUBI Sale Agreement or by PFS pursuant to Section 8.12 of the Transaction SUBI Servicing Supplement shall be deemed to remedy any incorrect representation or warranty with respect to such Transaction Unit); or

(d) the Servicer suffers a Bankruptcy Event;

provided, however, that a delay in or failure of performance referred to under clauses (a), (b) or (c) above for a period of 120 days will not constitute a Servicer Replacement Event if such delay or failure was caused by force majeure or other similar occurrence. The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event in clauses (a), (b) or (c) above has occurred.

“Servicer’s Certificate” has the meaning set forth in Section 8.3(a) of the Indenture.

“Servicing Agreement” means the Origination Servicing Agreement, as amended, modified and supplemented by the Transaction SUBI Servicing Supplement, as further amended, restated, modified or supplemented from time to time.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Fee” means, for any Payment Date, an amount equal to the product of (A) one-twelfth [(or, in the case of the first Payment Date, a fraction, the numerator of which is the number of days from but not including the Cut-Off Date to and including the last day of the first Collection Period and the denominator of which is 360),] (B) the Servicing Fee Rate and (C) the aggregate Securitization Value at the first day of such Collection Period (or, in the case of the first Payment Date, at the close of business on the Cut-Off Date) of all Included Units for such Collection Period.

“Servicing Fee Rate” means [ ]% per annum.

“Settlor” means PFLP, as settlor under the Origination Trust Agreement.

“Similar Law” has the meaning set forth in Section 3.5 of the Trust Agreement.

31	Definitions (PILOT 20[ ]-[ ])

[“[SOFR] Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice exists, in such other manner as the Administrator determines is reasonably necessary).]

[“SOFR Adjustment Date” means the second U.S. Government Securities Business Day before the first day of such Interest Period.]

[“SOFR Determination Time” means 3:00 p.m. (New York time) on the U.S. Government Securities Business Day, at which time [Compounded SOFR][Term SOFR][SOFR in arrears] is published on the FRBNY’s Website.]

[“SOFR in arrears” shall mean the average daily SOFR Rate for the applicable interest period posted to the FRBNY’s Website on any U.S. Government Securities Business Day with respect to the applicable interest period, compounded daily on Business Days in accordance with each previous Business Day’s posting.]

[“SOFR Rate” means the rate that will be obtained by the Calculation Agent for each Interest Period on the SOFR Adjustment Date as of the SOFR Determination Time (or, if the Benchmark is not SOFR, the Reference Time) and, except as provided below following a determination by the Administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, shall mean, with respect to the Class A-2b Notes as of any SOFR Adjustment Date, a rate equal to [Compounded SOFR][Term SOFR][SOFR in arrears]; provided, that the Administrator will have the right, in its sole discretion, to make applicable [SOFR] Adjustment Conforming Changes.]

“Special Purpose Entity” means any special purpose corporation, partnership, limited partnership, trust, business trust, limited liability company or other entity created for one or more Financings.

“Specified Reserve Account Balance” means, for any Payment Date, an amount equal to [ ]% of the aggregate Securitization Value as of the Cut-Off Date; provided, however, on any Payment Date on or after the Notes are no longer Outstanding following payment in full of the principal of and interest on the Notes, the “Specified Reserve Account Balance” shall be $0.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

“Sub-Servicer” means any Affiliate of the Servicer or any sub-contractor to whom any or all duties of the Servicer (including, without limitation, its duties as custodian) under the Transaction Documents have been delegated in accordance with the Servicing Agreement.

“SUBI” means a special unit of beneficial interest in the Origination Trust.

32	Definitions (PILOT 20[ ]-[ ])

“SUBI Allocation Price” means, with respect to all Units to be allocated to the Transaction SUBI on the Closing Date, the aggregate of the Allocation Prices for all Units to be so allocated on such date.

“SUBI Assets” means a separate portfolio of Origination Trust Assets allocated to a SUBI.

“SUBI Certificate” means any trust certificate representing any SUBI.

“SUBI Portfolio” means any portfolio of Origination Trust Assets allocated to the Transaction SUBI or any Other SUBI.

“SUBI Sale Agreement” means the SUBI Sale Agreement, dated as of the Closing Date, between PFLP and the Transferor, as the same may be amended or modified from time to time.

“SUBI Transfer Agreement” means the SUBI Transfer Agreement, dated as of the Closing Date, between the Transferor and the Issuer, as amended or supplemented from time to time.

“Subject Leases” means, for any Asset Review, all 60-Day Delinquent Leases as of the related Review Satisfaction Date; provided, however, that any Lease that is repurchased by [    ] and reallocated to the UTI or is paid off after such date will no longer be a Subject Lease.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) prepayment charges, (iv) early termination fees or any other fees paid to the Servicer in connection with the termination of any Lease (other than scheduled lease payments and Excess Wear Charges and Excess Mileage Charges), (v) non-sufficient funds charges and (vi) any and all other administrative fees or similar charges allowed by applicable law received by or on behalf of the Servicer, the Transferor, the Issuer or the Origination Trust with respect to any Unit.

“Target Overcollateralization Amount” means, for any Payment Date, an amount equal to [ ]% of the aggregate Securitization Value of the Included Units as of the Closing Date; provided, that the Target Overcollateralization Amount shall not exceed the aggregate Securitization Value of the Included Units on such Payment Date.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding, imposed on payments to the provider, and to allow the recipient to comply with any reporting or other obligations under any applicable tax law, including but not limited to Internal Revenue Service Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable, and any required supporting documentation.

“Taxes” means all taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether foreign or domestic).

[“Term SOFR” shall mean the forward-looking term rate based on SOFR that is two U.S. Government Securities Business Days prior to the first day of the applicable interest period, as such rate is posted to FRBNY’s Website; provided, however, that if as of 5:00 p.m. New York

33	Definitions (PILOT 20[ ]-[ ])

City time, the forward-looking term rate has not been posted to FRBNY’s Website, then the Term SOFR shall mean the forward-looking term rate based on SOFR that is on the first preceding U.S. Government Securities Business Day for which such rate was posted to FRBNY’s Website.]

“Terminated Unit” means an Included Unit for which any of the following has occurred during a Collection Period:

(a) the related Vehicle was sold or otherwise disposed of by the Servicer following (i) such Unit becoming a Defaulted Unit, (ii) a Lease becoming subject to an End of Term Lease Loyalty Program or other marketing program or (iii) the scheduled or early termination (including any early termination by the related Lessee) of the related Lease;

(b) such Unit became a Defaulted Unit or the related Lease terminated or expired more than 120 days prior to the end of such Collection Period and the related Vehicle was not sold; or

(c) the Servicer’s records, in accordance with Customary Servicing Practices, disclose that all insurance proceeds expected to be received have been identified by the Servicer following a Casualty or other loss with respect to the related Vehicle.

“Test Fail” has the meaning assigned to such term in the Asset Representations Review Agreement.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Transaction Documents” means the Indenture, the Notes, the Note Depository Agreement, the Transaction SUBI Servicing Supplement, the Transaction SUBI Supplement, the Origination Servicing Agreement (solely to the extent that its provisions relate to or affect the Transaction SUBI and the Transaction SUBI Portfolio), the Origination Trust Agreement (solely to the extent that its provisions relate to or affect the Transaction SUBI and the Transaction SUBI Portfolio), the SUBI Sale Agreement, the SUBI Transfer Agreement, the Administration Agreement, the Trust Agreement,[ and] the Asset Representations Review Agreement[ and the Securities Account Control Agreement], as the same may be amended or modified from time to time.

“Transaction Lease” means, for any Transaction Vehicle, the Lease for such Transaction Vehicle.

“Transaction SUBI” means that special unit of beneficial interest of the Origination Trust created by the Transaction SUBI Supplement to which Transaction Units are allocated.

“Transaction SUBI Assets” means the Origination Trust Assets allocated to the Transaction SUBI.

“Transaction SUBI Certificate” means the certificate representing the beneficial interest in the Origination Trust Assets comprising the Transaction SUBI Portfolio, issued pursuant to the Transaction SUBI Supplement.

34	Definitions (PILOT 20[ ]-[ ])

“Transaction SUBI Portfolio” means the Origination Trust Assets that are from time to time identified and allocated to the Transaction SUBI in accordance with the terms of the Origination Trust Documents.

“Transaction SUBI Servicing Supplement” means the Transaction SUBI Supplement 20[ ]-[ ] to the Origination Servicing Agreement, dated as of the Closing Date, among the Origination Trust, the Origination Trustee and the Servicer, as the same may be amended or modified from time to time.

“Transaction SUBI Supplement” means the Transaction SUBI Supplement 20[ ]-[ ] to Origination Trust Agreement, dated as of the Closing Date, between PFLP, as UTI Holder, and the Origination Trustee, as the same may be amended, restated, modified or supplemented from time to time.

“Transaction Unit” means a Unit that has been allocated to the Transaction SUBI Portfolio, the entire beneficial ownership interest in which is represented by the Transaction SUBI Certificate.

“Transaction Vehicle” means, at any time, a Vehicle then identified and allocated to the Transaction SUBI.

“Transferor” means Porsche Auto Funding LLC, a Delaware limited liability company, in its capacity as transferor under the SUBI Transfer Agreement.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code from time to time.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” has the meaning set forth in Section 8.2 of the Indenture.

“Trust Agreement” means the Trust Agreement, dated as of [ ], as amended and restated by the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Depositor and the Owner Trustee, as the same may be amended, restated, modified or supplemented from time to time.

“Trust Estate” means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including without limitation (i) the Transaction SUBI Certificate (transferred pursuant to the SUBI Transfer Agreement), evidencing a 100% beneficial interest in the Transaction SUBI and the Included Units, including the right to payments thereunder after the Cut-Off Date, (ii) the Transaction SUBI, (iii) the rights of the Issuer to the funds on deposit from time to time in the Trust Accounts and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including any Investment Earnings), (iv) the rights of the Transferor, as buyer, under the SUBI Sale Agreement, (v) the rights

35	Definitions (PILOT 20[ ]-[ ])

of the Issuer under the Administration Agreement, (vi) the rights of the Issuer, as buyer, under the SUBI Transfer Agreement, (vii) the rights of the Issuer, as a third-party beneficiary, under the Transaction SUBI Servicing Supplement, (viii) the rights of the Issuer, as a third-party beneficiary, under the Origination Servicing Agreement, (ix) the rights of the Issuer, as a third-party beneficiary, under the Transaction SUBI Supplement, (x) the rights of the Issuer, as a third-party beneficiary, under the Origination Trust Agreement and (xi) all proceeds of the foregoing.

[“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.]

“U.S. Tax Person” means a Person that is a “United States person” as defined in Section 7701(a)(30) of the Code, generally including:

(a) a citizen or resident of the United States;

(b) a corporation or partnership organized in or under the laws of the United States, any State or the District of Columbia;

(c) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

(d) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. Tax Persons have the authority to control all substantial decisions of the trust or a trust that has elected to be treated as a U.S. Tax Person.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

“UETA” means Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transactions Act.

[“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.]

“Underwriters” means [    ], [    ], [    ], [    ] and [    ].

“Underwriting Agreement” means the Underwriting Agreement, dated as of [ ], among [    ], on its own behalf and as representative of the several Underwriters, PFS and the Depositor.

“Unit” means a Vehicle, the related Lease and the Related Rights associated therewith.

“United States” or “USA” means the United States of America (including all states, the District of Columbia, territories and political subdivisions thereof).

“UTI” has the meaning specified in Section 4.1(a) of the Origination Trust Agreement.

36	Definitions (PILOT 20[ ]-[ ])

“UTI Asset” has the meaning specified in Section 4.1(a) of the Origination Trust Agreement.

“UTI Beneficiary” means PFLP.

“UTI Certificate” has the meaning specified in Section 4.1(a) of the Origination Trust Agreement.

“UTI Portfolio” means the portfolio consisting of all Origination Trust Assets not allocated to a SUBI Portfolio.

“Vehicle” means an automobile, sport utility vehicle and luxury vehicle, together with any and all non-severable appliances, parts, instruments, accessories, furnishings, other equipment, accessions, additions, improvements, substitutions and replacements from time to time in or to such vehicle.

“Verification Documents” means, with respect to any Note Owner, a certification from such Note Owner certifying that such Person is in fact, a Note Owner, as well as an additional piece of documentation reasonably satisfactory to the recipient, such as a trade confirmation, account statement, letter from a broker or dealer or other similar document.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes.

37	Definitions (PILOT 20[ ]-[ ])